UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      April 21, 2006  (April 17, 2006)

O’Sullivan Industries Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-28493	43-1659062
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Suite 100, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code (678) 939-0800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

         Our Board of Directors approved the Management and Director Equity Plan on April 18, 2006. As soon as practicable O’Sullivan Industries Holdings, Inc. will grant or issue (as the case may be) to members of its senior management and its Directors who are not employees, officers, directors, agents, representatives or affiliates (as defined in the Bankruptcy Code) of any O’Sullivan stockholder a combination of (i) options to acquire O’Sullivan Industries Holdings, Inc. common stock, and (ii) restricted shares of O’Sullivan Industries Holdings, Inc. common stock. The options will be granted in amounts to be determined by our Board of Directors and may be granted in multiple installments; provided, however, the initial options and the restricted stock will be granted or issued (as the case may be), and will be scheduled to vest, in such amounts not to exceed the yearly aggregate limits per each scheduled vesting date, and subject to the scheduled vesting dates, as provided for herein below, unless the vesting is otherwise accelerated pursuant to a change in control transaction or otherwise. The maximum number of shares of common stock that may be issued under the plan is 1,231,148. After the grant of the initial options, additional options shall be granted from time to time as may be determined by the Board of Directors of Reorganized O’Sullivan Holdings.

         The initial options and the restricted stock that is granted or issued (as the case may be) shall not exceed the maximum aggregate amounts per the scheduled vesting date and shall vest in five increments as follows:

Scheduled Vesting Date	Maximum Number of Initial Options Vesting on Such Date	Maximum Number of Shares of Restricted Stock Vesting on Such Date
Date Granted	227,713	22,675
September 30, 2007	227,713	22,675
September 30, 2008	227,713	10,199
September 30, 2009	246,230	--
September 30, 2010	246,230	--

Accordingly, 100% of the restricted stock will vest by September 30, 2008 and 100% of the initial options will vest by September 30, 2010. The applicable strike price for those initial options that vest on the date on which such initial options are granted will be equal to $7.41 per share; the strike price for those initial options that are scheduled to vest on September 30, 2007 will be equal to $7.41 per share; the strike price for those initial options that are scheduled to vest on September 30, 2008 will be equal to $7.41 per share; the strike price for those initial options that are scheduled to vest on September 30, 2009 will be equal to $8.30 per share; and the strike price for those initial options that are scheduled to vest on September 30, 2010 will be equal to $9.55 per share. Upon a change in control transaction, all initial options and restricted stock will no longer be subject to forfeiture and shall be 100% vested and exercisable. Any portion of the initial options that has vested but has not been exercised pursuant to the terms of the plan will automatically expire and cease to be exercisable immediately on the seventh anniversary of the date of vesting. Any additional options that are granted under the plan will vest in accordance with a schedule to be determined by our Board of Directors; similarly, the strike price and expiration date of any additional options shall be determined by our Board of Directors.

         Each recipient of initial options and restricted stock shall be issued an amount of shares of restricted stock bearing the same ratio to all shares of restricted stock issued as the amount of initial options granted to such recipient bears to all initial options granted. We will not issue more than 55,549 shares of restricted stock in the aggregate. The shares of restricted stock issued to each recipient will be subject to forfeiture, as determined by our Board of Directors following termination of employment prior to such shares vesting pursuant to the schedule set forth above.

         The plan may be amended or modified by our Board of Directors and no amendment or modification shall require any amendment of our plan of reorganization or further order of the Bankruptcy Court.

         The plan provides that as a condition of receiving or exercising options or receiving restricted stock thereunder, the recipients of options or restricted stock will execute and deliver the Warrant Holder and Stockholder Rights Agreement.

Item 4.01               Change in Registrant’s Independent Public Accounting Firm.

         On April 17, 2006, PricewaterhouseCoopers LLP, or PwC, informed O’Sullivan Industries Holdings, Inc., or O’Sullivan, that PwC was declining to stand for re-appointment as O’Sullivan’s independent registered public accounting firm for the fiscal year ending June 30, 2006. O’Sullivan accepted PwC’s decision not to stand for reappointment. PwC’s engagement as O’Sullivan’s independent registered public accounting firm will end upon completion of its procedures on (i) O’Sullivan’s quarterly financial statements as of September 30, 2005 and for the quarter then ended and December 31, 2005 and for the quarter and six months then ended and (ii) the quarterly reports on Form 10-Q for the quarters ended September 30, 2005 and December 31, 2005. We will file a Form 8-K/A upon the completion of such procedures.

         O’Sullivan has commenced the process of selecting an independent registered public accounting firm to replace PwC. A Form 8-K will be filed when a new independent registered public accounting firm is engaged, if it is still a reporting company at the time.

         The reports of PwC on O’Sullivan’s consolidated financial statements for the fiscal years ended June 30, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that PwC’s report contained an explanatory paragraph expressing significant doubt about O’Sullivan’s ability to continue as a going concern with respect to O’Sullivan’s financial statements for the fiscal year ended June 30, 2005.

         During the fiscal years ended June 30, 2005 and 2004 and through April 17, 2006, there have been no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years. During the fiscal years ended June 30, 2005 and 2004 and through April 17, 2006, there have been no “reportable events,” as such term is defined in Section 304(a)(1)(v) of Regulation S-K.

         O’Sullivan provided PwC with a copy of this disclosure and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of PwC’s letter, dated April 21, 2006, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.01                Changes in Control of Registrant.

         With the effectiveness of our plan of reorganization, GoldenTree Asset Management, L.P. and its affiliates became our controlling stockholder. GoldenTree held approximately $69 million of our old senior secured notes and pursuant to our plan of reorganization owns approximately 69% of our common stock, our only class of capital stock. Pursuant to our plan of reorganization, GoldenTree named our new Board of Directors.

Item 5.02                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         On April 19, 2006, we announced that our Board of Directors had appointed Mr. Tom Shandell as our Chairman of the Board, Mr. Rick Walters as our President and Chief Executive Officer and Mr. Russell L. Steinhorst as our Senior Vice President and Chief Financial Officer. Mr. Walters succeeds Mr. Robert S. Parker, who has been on medical leave.

         Tom Shandell, 45, is a founding partner of GoldenTree Asset Management, L.P., where he is a portfolio manager, a member of GoldenTree’s Investment Committee and co-head of the firm’s Capital Solutions Group. Prior to joining GoldenTree, Mr. Shandell was at Bear Stearns & Co. from 1984 to 2000, most recently as a Senior Managing Director covering companies in the gaming, hotel, restaurant and leisure industries.

         Rick A. Walters, 42, was appointed President and Chief Executive Officer of O’Sullivan Industries Holdings, Inc., O’Sullivan Industries, Inc., O’Sullivan Industries - Virginia, Inc. and O’Sullivan Furniture Factory Outlet, Inc. on April 19, 2006 and as a Director of each company on April 12, 2006. Previously, he served as Executive Vice President and Chief Financial Officer of O’Sullivan Holdings, O’Sullivan Industries, O’Sullivan Virginia and O’Sullivan Furniture Factory Outlet, Inc. from his appointment in June 2004. He was named Interim Chief Executive Officer on October 31, 2005. He was also a director of O’Sullivan Furniture Factory Outlet, Inc. Prior to his appointment at O’Sullivan, he served as Group Vice President and Chief Financial Officer of the Sharpie/Calphalon Group at Newell Rubbermaid from 2001 to 2004. From 1998 through 2001, he was Vice President and Controller of Newell Rubbermaid’s Sanford Corporation.

         Russell L. Steinhorst, 34, was named as Senior Vice President and Chief Financial Officer of O’Sullivan Industries Holdings, Inc., O’Sullivan Industries, Inc., O’Sullivan Industries - Virginia, Inc. and O’Sullivan Furniture Factory Outlet, Inc. on April 18, 2006. He served as Controller of those companies since joining O’Sullivan in August 2004. Prior to joining O’Sullivan, Mr. Steinhorst served in various capacities at Newell Rubbermaid from April of 1997 through August of 2004, including Manager of Financial Planning for the Eldon division, Director of Finance for the Parker Pen division, Director of Financial Planning for the Rubbermaid Home Products division, Vice President and Controller of the Rubbermaid Food & Seasonal division, and most recently Vice President of Finance for the Sharpie/Calphalon Group.

Item 8.01                Other Events.

         A copy of our press release announcing the appointments of Messrs. Walters and Steinhorst is furnished as Exhibit 99.1

Item 9.01                Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated April 21, 2006

99.1	Press release dated April 19, 2006

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES HOLDINGS, INC.

Date: April 21, 2006	/s/ Rick A. Walters
Rick A. Walters President and Chief Executive Officer